Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-205272) and Form S-8 (No. 333-188111, No. 333-81009, No. 333-134954, No. 333-143238 and No. 333-143239) of Biota Pharmaceuticals, Inc. of our report dated September 11, 2015 relating to the financial statements and the effectiveness of Internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
September 11, 2015